UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2010

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)              On September 20, 2010, the Board of Directors of Best Buy Co., Inc. (the “registrant”) approved an amendment to the registrant’s Amended and Restated By-Laws, to adopt advance notice provisions related to the submission of shareholder proposals and director nominations to the Board of Directors.  As a result of the revisions to the advance notice provisions, in order for a shareholder to nominate a director or submit other business at the Company’s 2011 Regular Meeting of Shareholders (without such business being included in the Company’s 2011 proxy materials pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended), a shareholder must comply with the new advance notice provisions set forth in Article 2, Section 9, including without limitation providing written notice of such nomination and other business to the Company’s Secretary no later than 120 days prior to the one year anniversary of the preceding year’s regular meeting and no earlier than 150 days prior to that date (or no more than the 10th day following announcement of any special meeting).  These procedures include specific requirements as to the form of notice and content of the proposal and detailed disclosures regarding the shareholder’s ownership and voting interests in Company securities, as well as descriptions of all agreements, arrangements and understandings between the proposing shareholder and other shareholders.  Shareholders wishing to include a shareholder proposal in the Company’s 2011 proxy materials are required to comply with Rule 14a-8.

A copy of the Company’s Amended and Restated By-Laws, amended as of September 20, 2010, is being filed as Exhibit No. 3.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
3.1	Best Buy Co., Inc. Amended and Restated By-Laws (as filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: September 22, 2010	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Vice President, Controller and Chief Accounting Officer